EXHIBIT 10.1

AVENIR WELLNESS SOLUTIONS, INC.

SENIOR SECURED PROMISSORY NOTE AND SECURITY AGREEMENT

Up to $250,000	Sherman Oaks, California January 4, 2024

FOR VALUE RECEIVED, AVENIR WELLNESS SOLUTIONS, INC., a Delaware corporation (the “Company”), promises to pay to the order of NANCY DUITCH (the “Holder”) the principal amount of $250,000 (the “Principal Amount”) consisting of: (i) the initial principal amount of $39,000 (the “Initial Principal Amount”); (ii) the future cash advances (the “Future Advances”); and (iii) the outstanding balances of the Holder’s personal credit cards on which the Company has exclusive use (i.e. currently American Express -4009 and Chase Visa -7056 or their replacements) (the “Authorized Credit Cards”) upon the terms and subject to the conditions set forth herein. This note is known as the Secured Promissory Note and Security Agreement (the “Note”). The Note is intended to provide financing to the Company and a senior secured interest in the Company’s property to the Holder as described below.

1. Interest. Interest shall accrue on the outstanding Initial Principal Amount, from the date hereof until the date this Note is paid in full, at the rate of twelve percent (12%) per annum simple interest (365-day basis). Interest shall also accrue on outstanding Future Advances, from the dates thereof, if any, until the date this Note is paid in full, at the rate of twelve percent (12%) per annum simple interest (365-day basis). The Company is solely responsible for all interest and finance and other charges incurred in connection with the Authorized Credit Cards, and no interest is to be paid to the Holder for such balances except in the event the Holder remits payment on the outstanding balances on the Authorized Credit Cards in which case such payments shall be treated as Future Advances to the Company. All accrued interest shall be due and payable in full on Maturity Date or on prepayment of this Note, as applicable, as provided herein. All cash payments received by the Holder in respect of this Note shall be applied first to accrued interest and thereafter to the repayment of the outstanding Principal Amount.

2. Maturity Date. If not sooner paid according to the terms hereof, the outstanding Principal Amount plus all accrued and unpaid interest thereon shall be due and payable in full on the sooner of: (i) the demand of the Holder; or (ii) March 31, 2024 (the “Maturity Date”).

3. Prepayment. The Company may prepay this Note, in whole or in part, without the prior written consent of the Holder and without penalty.

4. Event of Default. If the Company (any of the following, an “Event of Default”): (a) fails to pay when due any principal or interest payment on the due date hereunder, and such payment shall not have been made within ten (10) days of the Company’s receipt of the Holder’s written notice to the Company of such failure to pay; (b) materially breaches any other covenant contained in this Note and such failure continues for 15 days after the Company receives written notice of such material breach from the Holder; (c) voluntarily files for bankruptcy protection or makes a general assignment for the benefit of creditors; or (d) is the subject of an involuntary bankruptcy petition and such petition is not dismissed within 60 days, then in any such case the Holder may, upon written notice to the Company, declare the Note in default and immediately due and payable in cash and in full. From the date of Event of Default and so long as such Event of Default is continuing, this Note shall bear interest at a rate of eighteen percent (18%) per annum, until paid in full.

5. Representations and Warranties by the Company. The Company hereby represents and warrants to the Holder as follows: (a) the Company is a corporation duly incorporated and in good standing under the laws of the State of Delaware; (b) all corporate action on the part of the Company, its directors and stockholders necessary for the authorization, sale, issuance and delivery of this Note has been taken; and (c) this Note, when executed and delivered by the Company, shall constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

6. Representations and Warranties by the Holder. By acceptance of this Note, the Holder represents and warrants to the Company as of the time of issuance of this Note the Holder understands that the Note may not be transferred without the prior written consent of the Company.

7. Grant of Security Interest.

(a) Subject to the terms and conditions of this Section 7, to secure the prompt payment, performance and observance in full of the Initial Principal Amount and any other amounts due under this Note (collectively, the “Obligations”), the Company hereby grants Holder a security interest in and lien upon all the Company’s personal property, now existing or later arising, including accounts, chattel paper, commercial tort claims, fixtures, intellectual property, investment property, letter-of-credit rights, inventory, equipment, general intangibles, deposit accounts, financial assets, documents, instruments, goods and money (as such terms are defined in Division 9 of the Delaware Commercial Code), and all proceeds of all of the foregoing (the “Collateral”). Subject to the terms and provisions of this Note, if an Event of Default shall have occurred, Holder shall have all of the rights and remedies of a secured party under the Uniform Commercial Code and any other applicable law.

(b) Notwithstanding the foregoing, the liens and security interest in the Collateral granted hereunder are subordinate in priority to the liens and security interest granted by the Company in connection with any Senior Indebtedness in existence on the date of this Note.

(c) Holder acknowledges and agrees that the Company may have previously issued and may in the future from time-to-time issue additional secured promissory notes that are secured with liens and security interests in all or a portion of the Collateral and which are subordinated to the liens and security interests securing Senior Indebtedness (any such secured promissory notes, “Other Notes”).

8. Notices. All notices provided for in this Note shall be in writing and deemed to be duly given upon: (a) personal delivery; (b) four business days after deposit in the United States mail, certified or registered, postage prepaid; (c) one business day after deposit with a reputable, national overnight courier service for next business day delivery with all charges prepaid; or (d) confirmed email transmission. Notices shall be sent to the addresses set forth below, on the signature page hereto or at such other address as such party may designate by ten (10) days advance written notice to the other party given in the foregoing manner:

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If to Company:	AVENIR WELLNESS SOLUTIONS, INC. 5805 Sepulveda Blvd., #801 Sherman Oaks, CA 91411 Attn: Joel Bennett Email: joel@theseralabs.com

If to Holder:	NANCY DUITCH 5805 Sepulveda Blvd., #801 Sherman Oaks, CA 91411 Email: nancy@theseralabs.com

9. Governing Law. This Note, and any disputes arising under this Note, will be governed by and construed in accordance with the laws of California without giving effect to any conflict of laws principle to the contrary. The Company and the Holder agree that the state and courts located in California will have exclusive jurisdiction over any dispute between them arising out of this Note.

10. Assignment. The rights and obligations of the Company and the Holder shall be binding upon and shall inure to the benefit of their successors, assigns and transferees. Holder may not assign or otherwise transfer this Note without the prior written consent of the Company, except to an entity or fund established by or affiliated with the Holder.

11. Waiver and Amendment. The provisions of this Note may be amended or waived only upon the written consent (including by e-mail) of the Company and the Holder. Company, for itself and its successors and assigns, hereby expressly waives demand, presentment, notice of dishonor, protest and notice of protest, and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Secured Note and agrees that any extension, renewal or postponement of the time of payment or any other indulgence to, or release of any person now or hereafter obligated for the payment of this Secured Note shall not affect any of Company’s liability hereunder. The acceptance by Holder of any partial payment made hereunder after the time when any of Company’s liabilities hereunder become due and payable will not establish a c custom or waive any rights of Holder to enforce prompt payment hereof. Holder’s failure to require strict performance by Company of any provision of this Secured Note shall not waive, affect or diminish any right of Holder thereafter to demand strict compliance and performance therewith. Any waiver of an Event of Default hereunder shall not suspend, waive or affect any other Event of Default hereunder.

12. Collection Costs. The Company agrees to pay all reasonable costs and expenses, including without limitation reasonable attorneys’ fees, incurred by the Holder in any action brought to enforce the terms of this Note and/or to collect this Note, and in any appeal thereof, if and only if the Holder is the prevailing party in such action or appeal.

13. Headings. Headings used in this Note have been included for convenience and ease of reference only, and will not in any manner influence the construction or interpretation of any provision of this Note.

14. Only Company Liable. In no event shall any stockholder, officer, director or employee of the Company be liable for any amounts due or payable pursuant to this Note.

15. Expenses. Each of the Company and the Holder will bear its own expenses associated with the negotiation and execution of this Note.

16. Counterparts. The Note may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

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The Company has caused this Senior Secured Promissory Note to be signed by its duly authorized officer and dated the day and year first above written.

AVENIR WELLNESS SOLUTIONS, INC.

/s/ Joel Bennett
By: Joel Bennett
Its: Chief Financial Officer

AGREED AND ACCEPTED:

NANCY DUITCH

/s/ Nancy Duitch
By: Nancy Duitch

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